Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Siracusa, Harold E. Rolfe and Richard J. Foti, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Hertz Global Holdings, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Craig R. Koch	Chairman of the Board and Director
Craig R. Koch

/s/ Mark P. Frissora	Chief Executive Officer and Director
Mark P. Frissora

/s/ Paul J. Siracusa	Executive Vice President and
Paul J. Siracusa	Chief Financial Officer

/s/ Richard J. Foti	Controller
Richard J. Foti

/s/ George W. Tamke	Lead Director
George W. Tamke

/s/ Nathan K. Sleeper	Director
Nathan K. Sleeper

/s/ David H. Wasserman	Director
David H. Wasserman

/s/ William E. Conway Jr.	Director
William E. Conway, Jr.

/s/ Gregory Ledford	Director
Gregory S. Ledford

/s/ George A. Bitar	Director
George A. Bitar

/s/ Robert F. End	Director
Robert F. End